Exhibit 99.1

Media General Reports Third-Quarter 2014 Results

  Net operating revenue increased 21% to $160.2 million compared to combined company (Media General and Young) net operating revenue of $132.6 million in the third quarter of 2013. Operating income more than doubled to $35.2 million compared to combined company operating income of $17.1 million in the third quarter of 2013.
  Broadcast Cash Flow (BCF) increased 53% to $61.1 million compared to combined BCF of $40 million in the third quarter of 2013; BCF margin in the current quarter was 38% compared to 30% in the prior year.
  EBITDA as adjusted increased 79% to $55.4 million compared to combined EBITDA as adjusted of $30.9 million in the third quarter of 2013.
  Free Cash Flow of $30.3 million compared to a combined deficit of $3.4 million in the third quarter of 2013.

RICHMOND, Va.--(BUSINESS WIRE)--November 6, 2014--Media General, Inc. (NYSE: MEG), a local broadcast television and digital media company, today reported third-quarter 2014 results.

“Our strong year-over-year growth in the third quarter of all key financial metrics further demonstrates the value of our merger with Young Broadcasting last November,” said George L. Mahoney, president and chief executive officer of Media General. “Comparing the results of the combined company, net operating revenue increased 21%. This growth reflected higher political, retransmission, digital and local advertising revenues along with our purchase of WHTM in Harrisburg on September 1.

“Our $21.4 million of political revenue in the third quarter is attributable to our presence in many key markets where U.S. Senate and state gubernatorial races were very competitive. We additionally were pleased to see local advertising revenues grow 2% in the third quarter including WHTM, while, as expected, national advertising revenues decreased from last year. Weak automotive advertising was the primary driver of an approximate 10% decrease in national revenues.

“Our net revenue growth, combined with expense management, drove increases in Broadcast Cash Flow, which was up 53%; in adjusted EBITDA, which increased 79%; and in Free Cash Flow, which was $30 million this year compared to a $3.4 million deficit in last year’s third quarter,” said Mr. Mahoney.

GAAP Results for Third-Quarter 2014

On November 12, 2013, Media General, Inc. and New Young Broadcasting Holding Co., Inc. were combined in an all-stock merger transaction. The merger was accounted for as a reverse acquisition. For financial reporting purposes only, Young is the acquirer and the continuing reporting entity. Consequently, the consolidated financial statements of Media General, Inc., the legal acquirer and the continuing public corporation in the transaction, include the operating results for only Young for the three months ended September 30, 2013. This news release first discusses GAAP results for the third quarter of 2014 compared to 2013. The company has appended Supplemental Combined Company Information to this press release. A discussion of these “As Adjusted” third-quarter results follows the GAAP discussion.

In the third quarter of 2014, net income attributable to Media General was $13.4 million, or 15 cents per diluted share, based on weighted-average diluted common shares outstanding of 89 million. Net income attributable to Media General in the third quarter of 2013 was $4.5 million, or 7 cents per diluted share, based on weighted-average diluted common shares outstanding of 60.2 million. In accordance with GAAP, the presentation of “net income attributable to Media General” does not include the results of WXXA-TV or WLAJ-TV.

Also, net operating revenue in the third quarter of 2014 was $160.2 million compared to $54.1 million in the prior year. Total operating costs in the third quarter of 2014 were $125.0 million compared to $45.2 million in the prior year. Operating income in the third quarter of 2014 was $35.2 million compared to $8.9 million in the prior year.

Non-GAAP Results for the Third-Quarter (As Adjusted Combined Company)

The appended Supplemental Combined Company Information includes an “As Adjusted" column, which provides financial information for the combined company for the third quarter of 2013. The purpose of the "Adjustments" column is to include Legacy Media General revenues and expenses. No other adjustments have been made to the supplemental financial information, which is purely informational and does not purport to be indicative of what would have happened had the merger occurred as of the beginning of the period presented, nor is it indicative of results that may occur in the future, nor does it include any of the synergies of the combined company.

All 2013 results in the discussion below are adjusted for the combined company.

Net operating revenue increased 21% to $160.2 million compared to $132.6 million in the third quarter of 2013.

Local gross time sales increased 2% to $76.4 million compared to $74.9 million in the third quarter of 2013. Local automotive advertising was nominally below the third quarter of 2013. Major local advertising categories that increased included healthcare, home improvement and telecommunications, while categories showing declines included restaurant and grocery.

National gross time sales decreased 10% to $34.3 million compared to $38.1 million in the third quarter of 2013. National automotive advertising declined double digits compared to the third quarter of 2013. Other major national advertising categories that decreased included telecommunications, legal and entertainment, while categories showing increases included financial, healthcare and grocery.

Core advertising (local and national gross time sales combined) declined 2% year over year.

Political gross time sales were $21.4 million compared to $2.5 million in the third quarter of 2013. Media General stations benefited in particular from U.S. Senate races in North Carolina, Iowa, Louisiana, Georgia, and South Dakota and from gubernatorial races in Florida, Rhode Island and Wisconsin.

Retransmission revenues increased 51% to $35.3 million from $23.4 million in the third quarter of 2013.

Digital gross time sales increased 35% to nearly $7 million compared to $5.2 million in the third quarter of 2013.

Total operating costs of $125 million compared to $115.5 million in the third quarter of 2013. Total operating costs increased 4%, excluding the higher depreciation and amortization this year due to purchase accounting for the Young merger, and merger-related expense and corporate severance in both years along with our purchase of WHTM on September 1.

Station operating expenses were $54.7 million compared to $49.9 million in the third quarter of 2013. The increase was primarily attributable to higher programming fees paid to the networks and one month of station operating expense for WHTM.

Selling, general and administrative expenses were $39.4 million compared to $37.5 million in the third quarter of 2013. The increase was attributable to third party expense directly related to the increase in digital time sales along with one month of expense in 2014 for WHTM.

Corporate and other expenses decreased 24% to $5.5 million compared to $7.3 million in the third quarter of 2013 due to Young merger synergies, lower pension and postretirement costs and lower incentive compensation expense. The Directors’ Deferred Compensation Plan was amended in April 2014, which eliminated mark-to-market accounting for these awards as of that date. In the third quarter of 2013, an approximate $3 increase in Media General’s stock price caused a $2 million increase in incentive compensation expense. Additionally, the prior year amount included a reversal of an accrued liability of $1.8 million related to a former Young contract.

Depreciation and amortization was of $15.6 million was $5.2 million higher than last year’s $10.4 million predominantly due to the effects of purchase accounting resulting from the Young merger.

Merger-related expenses in the current year were $3.6 million compared to $4.5 million last year. Corporate severance expense was $275,000 compared to $630,000 in the prior period.

Operating income of $35.2 million compared to $17.1 million in the third quarter of 2013.

Interest expense was $9.8 million this year compared to $22.3 million in last year’s third quarter.

Income tax expense of $11.5 million compared to $5.4 million in the prior year and was mostly non-cash in both years.

Broadcast Cash Flow (BCF) increased 53% to $61.1 million compared to combined BCF of $40 million in the third quarter of 2013; BCF margin in the current quarter was 38% compared to 30% in the prior year.

EBITDA as adjusted increased 79% to $55.4 million compared to combined EBITDA as adjusted of $30.9 million in the third quarter of 2013.

Free Cash Flow of $30.3 million compared to a combined deficit of $3.4 million in the third quarter of 2013. Capital expenditures in the current period were $10.3 million compared to $6.7 million last year.

Total debt outstanding was $906.2 million at September 30, 2014. Net leverage at the end of the third quarter was 4.2x.

Media General provides the non-GAAP financial metrics of broadcast cash flow, EBITDA as adjusted, after-tax cash flow, free cash flow and the Supplemental Combined Company Information. The company believes these metrics are alternative measures used in peer comparison and by lenders, investors, financial analysts and rating agencies to evaluate a company’s ability to service its debt requirements and to estimate the value of the company. A reconciliation of these metrics to amounts on the GAAP statements is included in this news release.

Merger with LIN Media

On March 21, 2014, Media General announced plans to merge with LIN Media in a transaction that will more than double the size of Media General. Following an amendment to the agreement in August, on October 6, 2014, at separate meetings, the shareholders of the two companies approved the proposed merger. Media General and LIN Media entered into a proposed consent decree with the Department of Justice and received early termination of the Hart-Scott-Rodino waiting period for the proposed merger on October 31, 2014. The transaction remains subject to the approval of the Federal Communications Commission and certain third-party consents. Media General expects the transaction to close in the fourth quarter of 2014.

About Media General

Media General, Inc. is a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in strong markets across the U.S. The company owns or operates 32 network-affiliated broadcast television stations and their associated digital media and mobile platforms, in 29 markets. These stations reach 17.5 million or nearly 15% of U.S. TV homes. Seventeen of the 32 stations are located in the top 75 designated market areas. Media General first entered the local television business in 1955 when it launched WFLA in Tampa, Florida, as an NBC affiliate. The company subsequently expanded its station portfolio through acquisition. In November 2013, Media General and Young Broadcasting merged, combining Media General’s 18 stations and Young’s 13 stations. In September 2014, Media General acquired WHTM-TV in Harrisburg, PA.

Media General, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Nine Months
	Ending (1)		Ending (1)
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
(Unaudited, in thousands except per share amounts)	2014	2013	2014	2013

Net operating revenue	$160,224	$54,097	$458,253	$159,924

Operating costs:
Operating expenses, excluding depreciation expense	54,679	20,612	156,112	59,399
Selling, general and administrative expenses	39,440	14,237	123,702	42,984
Amortization of program license rights	5,167	2,451	15,077	7,433
Corporate and other expenses	5,567	(484)	19,778	4,097
Depreciation and amortization	15,643	4,481	48,278	13,616
Loss (gain) related to property and equipment, net	676	11	897	(32)
Merger-related expenses	3,596	3,236	13,173	7,623
Corporate severance expense	275	630	4,764	634
Total operating costs	125,043	45,174	381,781	135,754
Operating income	35,181	8,923	76,472	24,170

Other expense:
Interest expense	(9,826)	(1,923)	(29,432)	(6,143)
Debt modification and extinguishment costs	---	---	(183)	---
Other, net	19	1	19	(79)
Total other expense	(9,807)	(1,922)	(29,596)	(6,222)

Income before income taxes	25,374	7,001	46,876	17,948
Income tax expense	(11,525)	(2,864)	(20,696)	(7,345)

Net income	13,849	4,137	26,180	10,603
Net income (loss) attributable to noncontrolling interests (included above)	454	(340)	614	(694)
Net income attributable to Media General (2)	$13,395	$4,477	$25,566	$11,297

Earnings per common share (basic and diluted):
Net earnings per common share (basic)	$0.15	$0.09	$0.29	$0.24
Net earnings per common share (assuming dilution)	$0.15	$0.07	$0.29	$0.19

Weighted-average common shares outstanding:
Basic (3)	88,535	47,803	88,444	47,803
Diluted (3)	89,027	60,193	88,943	60,193

(1) On November 12, 2013, Media General, Inc. and New Young Broadcasting Holding Co., Inc. (the Former Young Company) were combined in an all-stock merger transaction. The merger was accounted for as a reverse acquisition. For financial reporting purposes only, the Former Young Company is the acquirer and the continuing reporting entity, but has been renamed Media General, Inc. Consequently, the consolidated financial statements of Media General, Inc., the legal acquirer and the continuing public corporation in the transaction, include the operating results for only the Former Young Company for the three and nine months ended Sept 30, 2013.

(2) In accordance with generally accepted accounting principles, the Company has presented the caption "Net income attributable to Media General" which excludes the Net income (loss) attributable to noncontrolling interests. Net income (loss) attributable to noncontrolling interests include the results of operation for WXXA-TV and WLAJ-TV. The Company does not own these stations but provides essential services to the stations under joint sales and shared services agreement and also guarantees the debt of both stations. Accordingly the Company consolidates the stations.

(3) For the three and nine months ended September 30, 2013, weighted-average common shares outstanding include the Former Young Company's common shares and share equivalents multiplied by the exchange ratio: 730.6171 shares of Media General for each share and share equivalent of the Former Young Company. For the three and nine months ended September 30, 2014, weighted-average common shares include the share and share equivalents of the combined company.

Media General, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Unaudited, in thousands)	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$26,875	$71,618
Trade accounts receivable, net	106,117	110,283
Current deferred tax asset	8,957	7,506
Prepaid expenses and other current assets	13,973	13,889
Total current assets	155,922	203,296

Property and equipment, net	276,668	285,467
Deferred tax asset, long-term	21,338	42,711
Other assets, net	38,366	35,477
Definite lived intangible assets, net	249,927	239,642
Broadcast licenses	604,500	573,300
Goodwill	561,832	541,475
Total assets	$1,908,553	$1,921,368

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$11,529	$11,783
Accrued salaries and wages	14,652	14,183
Deferred proceeds related to sale of property (1)	24,535	---
Other accrued expenses and other current liabilities	44,922	42,656
Current installments of long-term debt	2,400	11,217
Current installments of obligation under capital leases	146	153
Total current liabilities	98,184	79,992

Long-term debt	903,800	905,783
Obligations under capital leases, excluding current installments	1,068	1,156
Retirement and postretirement plans	103,101	155,309
Other liabilities	30,773	43,891
Total liabilities	1,136,926	1,186,131

Total stockholders' equity attributable to Media General	772,757	736,981
Noncontrolling interests	(1,130)	(1,744)
Total stockholders' equity	771,627	735,237
Total liabilities and stockholders' equity	$1,908,553	$1,921,368

(1) In May of 2014, the Company sold its KRON-TV building in San Francisco to a third party for $24.5 million of net cash proceeds. The Company leased the space back from the third party through December 31, 2014, with no rental payments required. The Company is required to defer the gain on the sale until the end of the lease term. The Company anticipates recording a gain in the range of $10 million in the fourth quarter.

SUPPLEMENTAL INFORMATION
Media General, Inc.

Broadcast Cash Flow
	Three Months Ending		Nine Months Ending
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
(Unaudited, in thousands)	2014	2013	2014	2013

Net income	$13,849	$4,137	$26,180	$10,603
Add:
Interest expense	9,826	1,923	29,432	6,143
Debt modification and extinguishment costs	---	---	183	---
Corporate and other expenses	5,567	(484)	19,778	4,097
Depreciation and amortization	15,643	4,481	48,278	13,616
Income tax expense	11,525	2,864	20,696	7,345
Loss (gain) related to property and equipment, net	676	11	897	(32)
Program license rights, net	162	---	(127)	---
Merger-related expenses	3,596	3,236	13,173	7,623
Corporate severance expense	275	630	4,764	634
Other, net	(19)	(1)	(19)	79

Broadcast cash flow	$61,100	$16,797	$163,235	$50,108

Net operating revenue	$160,224	$54,097	$458,253	$159,924

Broadcast cash flow margin	38%	31%	36%	31%

EBITDA as adjusted
	Three Months Ending		Nine Months Ending
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
(Unaudited, in thousands)	2014	2013	2014	2013

Net income	$13,849	$4,137	$26,180	$10,603
Interest expense	9,826	1,923	29,432	6,143
Debt modification and extinguishment costs	---	---	183	---
Depreciation and amortization	15,643	4,481	48,278	13,616
Income tax expense	11,525	2,864	20,696	7,345
Loss (gain) related to property and equipment, net	676	11	897	(32)
Merger-related expenses	3,596	3,236	13,173	7,623
Corporate severance expense	275	630	4,764	634
Reversal of Gray liabilities (1)	---	(1,769)	---	(1,769)

EBITDA as adjusted	$55,390	$15,513	$143,603	$44,163

After-tax Cash Flow

Net income	$13,849	$4,137	$26,180	$10,603
Debt modification and extinguishment costs	---	---	183	---
Depreciation and amortization	15,643	4,481	48,278	13,616
Deferred tax expense	11,033	2,648	19,923	6,757
Reversal of Gray liabilities (1)	---	(1,769)	---	(1,769)
After-tax cash flow	$40,525	$9,497	$94,564	$29,207

Free Cash Flow

After-tax cash flow	$40,525	$9,497	$94,564	$29,207
Capital expenditures	10,249	2,323	18,621	8,251

Free cash flow	$30,276	$7,174	$75,943	$20,956

(1) The Former Young Company had a management agreement with Gray Television, Inc. (Gray), the term of which expired on December 31, 2012. In addition to certain management fees, as part of the management agreement, if the Former Young Company had been sold prior to December 31, 2012, then Gray would have received a portion of the aggregate sales price above a specified threshold. The Former Young Company was not sold. In August 2013, the Former Young Company made a payment of $7.1 million to Gray in accordance with the terms of the management agreement. This was a final payment and satisfied any remaining obligations the Former Young Company had in relation to that agreement. The Company reversed its remaining accrued liability of $1.8 million as a reduction of corporate and other expenses on the consolidated statements of operations in the third quarter of 2013.

SUPPLEMENTAL INFORMATION
Media General, Inc.

Selected Revenue Categories
	Three Months Ending		Nine Months Ending
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
(Unaudited, in thousands)	2014	2013	2014	2013
Local (gross)	$76,370	$31,184	$233,888	$95,290
National (gross)	34,344	15,245	103,500	43,699
Political (gross)	21,418	1,449	35,192	2,267
Retransmission (gross)	35,316	10,240	104,281	29,724
Digital (gross)	6,956	1,965	18,877	5,627

Corporate and other expenses

	Three Months Ending		Nine Months Ending
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
(Unaudited, in thousands)	2014	2013	2014	2013
Corporate (excluding depreciation and amortization)	$4,586	$913	$17,027	$4,751
Legacy benefit costs (1)	(863)	---	(2,310)	---
Incentive compensation	1,588	372	3,757	1,115
Reversal of Gray liabilities (2)	---	(1,769)	---	(1,769)
Other operating expenses	256	---	1,304	---
Corporate and other expenses	$5,567	$(484)	$19,778	$4,097

(1) Includes the impact of the frozen pension and postretirement obligations to former employees. Due to the benefit of the supplemental pension contribution of $50 million, expected return on plan assets exceeds interest cost on the Company's main retirement plans. As such, the Company is recognizing pension "income" in 2014.

(2) The Former Young Company had a management agreement with Gray Television, Inc. (Gray), the term of which expired on December 31, 2012. In addition to certain management fees, as part of the management agreement, if the Former Young Company had been sold prior to December 31, 2012, then Gray would have received a portion of the aggregate sales price above a specified threshold. The Former Young Company was not sold. In August 2013, the Former Young Company made a payment of $7.1 million to Gray in accordance with the terms of the management agreement. This was a final payment and satisfied any remaining obligations the Former Young Company had in relation to that agreement. The Company reversed its remaining accrued liability of $1.8 million as a reduction of corporate and other expenses on the consolidated statements of operations in the third quarter of 2013.

SUPPLEMENTAL COMBINED COMPANY INFORMATION
Media General, Inc.

The supplemental financial information presented below was derived from the historical results of operations of Media General, Inc. and Young. The "As Adjusted" column in each section provides certain financial information for the combined company for the three and nine months ended September 30, 2013. The purpose of the "Adjustments" column in each section is to include legacy Media General revenues and expenses for the three and nine months ended September 30, 2013. No other adjustments have been made to the supplemental financial information. The supplemental information provided does not purport to be indicative of what would have happened had the merger actually occurred as of the beginning of the period presented, nor is it indicative of results which may occur in the future.

Supplemental Summary of Combined Company Income (Loss) from Continuing Operations

	Three Months Ending Sept 30, 2013			Nine Months Ending Sept 30, 2013
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Net operating revenue	$54,097	$78,489	$132,586	$159,924	$234,448	$394,372

Operating costs:
Operating expenses, excluding depreciation expense	20,612	29,271	49,883	59,399	87,220	146,619
Selling, general and administrative expenses	14,237	23,300	37,537	42,984	69,055	112,039
Amortization of program license rights	2,451	2,702	5,153	7,433	8,168	15,601
Corporate and other expenses	(484)	7,833	7,349	4,097	24,650	28,747
Depreciation and amortization	4,481	5,957	10,438	13,616	17,996	31,612
Loss (gain) related to property and equipment, net	11	10	21	(32)	78	46
Merger-related expenses	3,236	1,218	4,454	7,623	8,389	16,012
Corporate severance expense	630	---	630	634	(29)	605
Total operating costs	45,174	70,291	115,465	135,754	215,527	351,281
Operating income	8,923	8,198	17,121	24,170	18,921	43,091

Other income (expense):
Interest expense	(1,923)	(20,339)	(22,262)	(6,143)	(59,078)	(65,221)
Debt modification and extinguishment costs	---	---	---	---	---	---
Other, net	1	42	43	(79)	(132)	(211)
Total other expense	(1,922)	(20,297)	(22,219)	(6,222)	(59,210)	(65,432)

Income (loss) before income taxes	7,001	(12,099)	(5,098)	17,948	(40,289)	(22,341)

Income tax expense	(2,864)	(2,517)	(5,381)	(7,345)	(7,725)	(15,070)

Income (loss) from continuing operations	$4,137	$(14,616)	$(10,479)	$10,603	$(48,014)	$(37,411)

Supplemental Combined Company EBITDA as adjusted, After-tax Cash Flow, and Free Cash Flow

	Three Months Ending Sept 30, 2013			Nine Months Ending Sept 30, 2013
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Income (loss) from continuing operations	$4,137	$(14,616)	$(10,479)	$10,603	$(48,014)	$(37,411)
Interest expense	1,923	20,339	22,262	6,143	59,078	65,221
Depreciation and amortization	4,481	5,957	10,438	13,616	17,996	31,612
Income tax expense	2,864	2,517	5,381	7,345	7,725	15,070
Loss (gain) related to property and equipment, net	11	10	21	(32)	78	46
Merger-related expenses	3,236	1,218	4,454	7,623	8,389	16,012
Corporate severance expense	630	---	630	634	(29)	605
Reversal of Gray liabilities (1)	(1,769)	---	(1,769)	(1,769)	---	(1,769)
EBITDA as adjusted	$15,513	$15,425	$30,938	$44,163	$45,223	$89,386

Income (loss) from continuing operations	$4,137	$(14,616)	$(10,479)	$10,603	$(48,014)	$(37,411)
Depreciation and amortization	4,481	5,957	10,438	13,616	17,996	31,612
Deferred tax expense	2,648	2,517	5,165	6,757	7,725	14,482
Reversal of Gray liabilities (1)	(1,769)	---	(1,769)	(1,769)	---	(1,769)
After-tax cash flow	$9,497	$(6,142)	$3,355	$29,207	$(22,293)	$6,914

After-tax cash flow	$9,497	$(6,142)	$3,355	$29,207	$(22,293)	$6,914
Capital expenditures	2,323	4,411	6,734	8,251	11,788	20,039

Free cash flow	$7,174	$(10,553)	$(3,379)	$20,956	$(34,081)	$(13,125)

(1) The Former Young Company had a management agreement with Gray Television, Inc. (Gray), the term of which expired on December 31, 2012. In addition to certain management fees, as part of the management agreement, if the Former Young Company had been sold prior to December 31, 2012, then Gray would have received a portion of the aggregate sales price above a specified threshold. The Former Young Company was not sold. In August 2013, the Former Young Company made a payment of $7.1 million to Gray in accordance with the terms of the management agreement. This was a final payment and satisfied any remaining obligations the Former Young Company had in relation to that agreement. The Company reversed its remaining accrued liability of $1.8 million as a reduction of corporate and other expenses on the consolidated statements of operations in the third quarter of 2013.

SUPPLEMENTAL COMBINED COMPANY INFORMATION
Media General, Inc.

The supplemental financial information presented below was derived from the historical results of operations of Media General, Inc. and Young. The "As Adjusted" column in each section provides certain financial information for the combined company for the three and nine months ended September 30, 2013. The purpose of the "Adjustments" column in each section is to include legacy Media General revenues and expenses for the three and nine months ended September 30, 2013. No other adjustments have been made to the supplemental financial information. The supplemental information provided does not purport to be indicative of what would have happened had the merger actually occurred as of the beginning of the period presented, nor is it indicative of results which may occur in the future.

Supplemental Combined Company Broadcast Cash Flow

	Three Months Ending Sept 30, 2013			Nine Months Ending Sept 30, 2013
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Income (loss) from continuing operations	$4,137	$(14,616)	$(10,479)	$10,603	$(48,014)	$(37,411)
Add:
Interest expense	1,923	20,339	22,262	6,143	59,078	65,221
Corporate and other expenses	(484)	7,833	7,349	4,097	24,650	28,747
Depreciation and amortization	4,481	5,957	10,438	13,616	17,996	31,612
Income tax expense	2,864	2,517	5,381	7,345	7,725	15,070
Loss (gain) related to property and equipment, net	11	10	21	(32)	78	46
Program license rights, net	---	12	12	---	160	160
Merger-related expenses	3,236	1,218	4,454	7,623	8,389	16,012
Corporate severance expense	630	---	630	634	(29)	605
Other, net	(1)	(42)	(43)	79	132	211
Broadcast cash flow	$16,797	$23,228	$40,025	$50,108	$70,165	$120,273

Net operating revenue	$54,097		$132,586	$159,924		$394,372

Broadcast cash flow margin	31%		30%	31%		30%

Supplemental Combined Company Selected Revenue Categories

	Three Months Ending Sept 30, 2013			Nine Months Ending Sept 30, 2013
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Local (gross)	$31,184	$43,737	$74,921	$95,290	$131,456	$226,746
National (gross)	15,245	22,886	38,131	43,699	68,200	111,899
Political (gross)	1,449	1,049	2,498	2,267	2,595	4,862
Retransmission (gross)	10,240	13,196	23,436	29,724	40,026	69,750
Digital (gross)	1,965	3,192	5,157	5,627	8,513	14,140

Supplemental Combined Company Corporate and Other Expenses

	Three Months Ending Sept 30, 2013			Nine Months Ending Sept 30, 2013
(Unaudited, in thousands)	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Corporate and other expenses
Corporate (excluding depreciation and amortization)	$913	$4,010	$4,923	$4,751	$12,562	$17,313
Legacy benefit costs	---	666	666	---	1,986	1,986
Incentive compensation (including stations)	372	2,688	3,060	1,115	9,415	10,530
Reversal of Gray liabilities (1)	(1,769)	---	(1,769)	(1,769)	---	(1,769)
Gain on legal settlement	---	(70)	(70)	---	(845)	(845)
Other operating expenses	---	539	539	---	1,532	1,532
Total corporate and other expenses	$(484)	$7,833	$7,349	$4,097	$24,650	$28,747

(1) The Former Young Company had a management agreement with Gray Television, Inc. (Gray), the term of which expired on December 31, 2012. In addition to certain management fees, as part of the management agreement, if the Former Young Company had been sold prior to December 31, 2012, then Gray would have received a portion of the aggregate sales price above a specified threshold. The Former Young Company was not sold. In August 2013, the Former Young Company made a payment of $7.1 million to Gray in accordance with the terms of the management agreement. This was a final payment and satisfied any remaining obligations the Former Young Company had in relation to that agreement. The Company reversed its remaining accrued liability of $1.8 million as a reduction of corporate and other expenses on the consolidated statements of operations in the third quarter of 2013.

CONTACT:
Media General, Inc.
Lou Anne J. Nabhan
Vice President-Corporate Communications
804-887-5120
lnabhan@mediageneral.com